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                                                      COMMISSION FILE NO. 0-9204

                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              EXCO RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                                      74-1492779
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


   6500 GREENVILLE AVENUE, DALLAS, TEXAS                   75206
  (Address of principal executive offices)              (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered:                  each class is to be registered:
             NONE                                         NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

          Securities Act registration statement file number to which this form relates:
                                    333-60462

        Securities to be registered pursuant to Section 12(g) of the Act:
  RIGHTS TO PURCHASE 5% CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the rights to purchase 5% convertible preferred stock of EXCO Resources, Inc. ("EXCO") will be set forth under the caption "The Offering" in the prospectus to be filed by EXCO as a part of EXCO's Registration Statement on Form S-3, as amended (File No. 333-60462), and shall be incorporated herein by reference.

ITEM 2. EXHIBITS.

     EXHIBIT NO.      DESCRIPTION
     -----------      -----------

         1.1 Dealer Manager Agreement filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.2 Restated Articles of Incorporation of EXCO filed as an Exhibit to EXCO's Form S-3/A filed June 2, 1998 and incorporated by reference herein.

         1.3 Restated Bylaws of EXCO, as amended, filed as an Exhibit to EXCO's Form S-3/A filed June 2, 1998 and incorporated by reference herein.

         1.4 Letter to Shareholders filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.5 Form of Rights Certificate filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.6 Instructions as to Use of Rights Certificates filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.7 Letter to Brokers filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.8 Letter to Clients filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.9 Notice of Guaranteed Delivery filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.10 Guidelines to Form W-9 filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.11 DTC Participant Oversubscription Exercise Form filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.12 Form of Nominee Holder Certificate filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.



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         1.13     Form of Statement of Designation for 5% Convertible
                  Preferred Stock filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.14 Opinion of Haynes & Boone LLP regarding the legality of the securities being registered filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.15 Opinion of Haynes & Boone LLP as to certain tax matters filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.16 Statement of Computation of Ratios filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.17 Consent of Independent Accountants, Ernst & Young LLP filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.18 Consent of Independent Petroleum Engineers, Lee Keeling and Associates, Inc. filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.19 Consent of Independent Accountants, KPMG LLP filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.20 Consent of Independent Accountants, Arthur Andersen LLP filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.

         1.21 Power of Attorney of officers and directors of EXCO filed as an Exhibit to EXCO's Form S-3 filed May 8, 2001 and incorporated by reference herein.

         1.22 Form of Letter of Transmittal to the Subscription Agent regarding exchange of pre-reverse stock split certificates filed as an Exhibit to EXCO's Form S-3/A filed May 23, 2001 and incorporated by reference herein.



                                     *******



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 EXCO Resources, Inc.



Date: May 22, 2001               By: /s/ J. DOUGLAS RAMSEY
                                     -------------------------------------------
                                     J. Douglas Ramsey, Ph.D.
                                     Director, Chief Financial Officer and Vice
                                     President (Principal Financial and
                                     Accounting Officer)




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